Exhibit 10.3
PREFERRED STOCK PURCHASE AGREEMENT

BETWEEN

LAB123, INC.

AND

BARRON PARTNERS LP

DATED

SEPTEMBER 6, 2006

PREFERRED STOCK PURCHASE AGREEMENT

This PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 6th day of September, 2006 between LAB123, Inc., a corporation organized and existing under the laws of the State of Delaware (“Lab123” or the “Company”) and BARRON PARTNERS LP, a Delaware limited partnership (“Investor”).

PRELIMINARY STATEMENT:

WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, Three Million Seven Hundred Seventy-Four Thousand (3,774,000) shares of preferred stock of the Company, with such preferred stock being as described in the Certificate of Designations, Rights and Preferences (the “Certificate of Designations”) in substantially the form attached hereto as Exhibit A (the “Preferred Stock”) for the Purchase Price set forth in Section 1.3.13 hereof. Subject to the limitations set forth herein and in the Certificate of Designations, the Preferred Stock shall be initially convertible into shares of common stock of the Company at any time at a conversion price of Fifty-Three Cents ($0.53) per share (the “Conversion Value”). In addition, the Company will issue to the Investor two five year Common Stock Purchase Warrants, substantially in the form of Exhibits B and C (the “Warrants”), the first of which shall be for the purchase of an aggregate of 1,887,000 shares at an initial exercise price of $.80 per share and the second of which shall be for the purchase of an aggregate of 1,887,000 shares at an initial exercise price of $1.10 per share; and

WHEREAS, the parties intend to memorialize the purchase and sale of such Preferred Stock and the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1 Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

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1.2 Supersede. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1 “1933 Act” means the Securities Act of 1933, as amended.

1.3.2 “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.3 “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.4 “Articles” means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

1.3.5 “Closing” shall mean the Closing of the transactions contemplated by this Agreement on the Closing Date.

1.3.6 “Closing Date” means the date on which the payment of the Purchase Price (as defined herein) by the Investor to the Company is completed pursuant to this Agreement to purchase the Preferred Stock and Warrants, which shall occur on or before September 6, 2006.

1.3.7 “Common Stock” means shares of common stock of the Company, par value $0.001 per share.

1.3.8 "Escrow Agreement" shall mean the Escrow Agreement among the Company, the Investor and Sichenzia Ross Friedman Ference LLP, as Escrow Agent, attached hereto as Exhibit E.

1.3.9 "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers, or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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1.3.10 "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

1.3.11 “Delaware Act” means the Delaware General Corporation Law, as amended.

1.3.12 “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.13 “Purchase Price” means the Two Million ($2,000,000.00) dollars paid by the Investor to the Company for the Preferred Stock and the Warrants.

1.3.14 “Registration Rights Agreement" shall mean the registration rights agreement between the Investor and the Company attached hereto as Exhibit D.

1.3.15 "Registration Statement" shall mean the registration statement under the 1933 Act to be filed with the SEC for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit D.

1.3.16 “SEC” means the Securities and Exchange Commission.

1.3.17 "SEC Documents" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

1.3.18 "Shares" shall mean, collectively, the shares of Common Stock of the Company issued upon conversion of the Preferred Stock subscribed for hereunder and those shares of Common Stock issuable to the Investor upon exercise of the Warrants.

1.3.19 “Subsequent Financing” shall mean any offer and sale of shares of Preferred Stock or debt that is initially convertible into shares of Common Stock or otherwise senior or superior to the Preferred Stock.

1.3.20 “Transaction Documents” shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to, the documents listed in Sections 3.2 and 3.3 hereof.

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1.3.21 “Warrants” shall mean the Common Stock Purchase Warrants in the form attached hereto as Exhibits B and C.

ARTICLE II

SALE AND PURCHASE OF PREFERRED STOCK AND WARRANTS

2.1Sale of Preferred Stock and Issuance of Warrants.

(a) Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date 3,774,000 shares of Preferred Stock and the Warrants for the aggregate purchase price (the “Purchase Price”) of Two Million Dollars ($2,000,000.00). The Purchase Price shall be paid by the Investor to the Company on the Closing Date by a wire transfer or check of the Purchase Price into escrow to be held by the escrow agent pursuant to the terms of the Escrow Agreement. The Company shall cause the Preferred Stock and the Warrants to be issued to the Investor at the Closing upon the release of the Purchase Price to the Company. by the escrow agent pursuant to the terms of the Escrow Agreement. The Company shall register the shares of Common Stock into which the Preferred Stock is convertible pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit D.

(b) Each share of Preferred Stock shall initially be convertible by the Investor into one (1) share of Common Stock; provided, however, that the Investor shall not be entitled to convert the Preferred Stock into shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

(c) Upon execution and delivery of this Agreement and the Company’s receipt of the Purchase Price from the Escrow Agent pursuant to the terms of the Escrow Agreement, the Company shall issue to the Investor the Warrants to purchase an aggregate of Three Million Seven Hundred Seventy-Four Thousand shares of Common Stock at exercise prices as stated in the Warrants, all pursuant to the terms and conditions of the form of Warrants attached hereto as Exhibits B and C; provided, however, that the Investor shall not be entitled to exercise the Warrants and receive shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
LAB123 CORPORATION AND BARRON PARTNERS LP

2.2 Purchase Price. The Purchase Price shall be delivered by the Investor in the form of a check or wire transfer made payable to the Company in United States Dollars from the Investor to the escrow agent pursuant to the Escrow Agreement on the Closing Date.

ARTICLE III

CLOSING DATE AND DELIVERIES AT CLOSING

3.1 Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”), unless expressly determined herein, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow. The Closing shall be deemed to occur upon the delivery of the items sets forth in Section 3.2 to the respective parties.

3.2 Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the escrow agent under the Escrow Agreement, the following:

(a)	At or prior to Closing, an executed Agreement with all exhibits and schedules attached hereto;
(b)	At or prior to Closing, executed Warrants in the name of the Investor in the forms attached hereto as Exhibits B and C;
(c)	The executed Registration Rights Agreement;
(d)
Certifications in form and substance acceptable to the Company and the Investor from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;

(e)	Management letter from the auditors of the Company and MD&A;
(f)	Evidence of approval of the Board of Directors and Shareholders of the Company of the Transaction Documents and the transactions contemplated hereby;
(g)	Certificate of the President and the Secretary of the Company that the Certificate of Designation has been adopted and filed;
(h)	Certificates of Existence or Authority to Transact Business of the Company issued by the Secretary of State for Delaware;

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(i)	An opinion from the Company’s counsel concerning the Transaction Documents and the transactions contemplated hereby in form and substance reasonably acceptable to Investor
(j)	Stock Certificate in the name of Investor evidencing the Preferred Stock;
(k)	The executed Escrow Agreement (an additional copy of which shall be delivered to the Investor at the Closing); and
(l)
Copies of all executive employment agreements, all past and present financing documentation or other documentation where stock could potentially be issued or issued as payment, all past and present litigation documents and historical financials.

(m)	Such other documents or certificates as shall be reasonably requested by Investor or its counsel.

3.3 Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the escrow agent under the Escrow Agreement, the following:

(a)	A deposit in the amount of the Purchase Price;
(b)	The executed Agreement with all Exhibits and Schedules attached hereto;
(c)	The executed Registration Rights Agreement;
(d)	The executed Escrow Agreement (an additional copy of which shall be delivered to the Company at the Closing); and
(e)	Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within five (5) business days.

3.4 Further Assurances. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5 Waiver. The Investor may waive any of the requirements of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement. The Investor may also waive any of the requirements of the Company under the Escrow Agreement.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY

The Company represents and warrants to the Investor as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2 Articles of Incorporation and By-Laws. The complete and correct copies of the Company’s Articles and By-Laws, as amended or restated to date, are complete and correct copies of such documents as in effect on the date hereof and will also be such as of the Closing Date.

4.3 Capitalization.

4.3.1 As of the date of this Agreement, the authorized capital stock of the Company consists of 15,000,000 shares of Common Stock,$.001 par value per share (“Common Stock”) and 6,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”), of which no shares of Common Stock and no shares of Preferred Stock are issued and outstanding on the date hereof. As of Closing, following the issuance by the Company of the Preferred Stock to the Investor, the authorized capital stock of the Company will consist of 15,000,000 shares of Common Stock and 6 million shares of Preferred Stock of which approximately 7,825,000 shares of Common Stock and 3,774,000 shares of Preferred Stock shall be issued and outstanding. As of the date hereof there no outstanding options, warrants or other securities exercisable or exchangeable for or convertible into, Common Stock. As of the Closing, except for the Warrants to be issued to the Investor, there will be no outstanding options, warrants or other securities exercisable or exchangeable for or convertible into, Common Stock All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and nonassessable and free of preemptive rights. All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and nonassessable and free of preemptive rights. Schedule 4.3 contains all shares and derivatives currently and potentially outstanding. The Company hereby represents that any and all shares and current potentially dilutive events have been included in Schedule 4.3., including employment agreements, acquisition, consulting agreements, debts, payments, financing or business relationships that could be paid in equity, derivatives or resulting in additional equity issuances that could potentially occur.

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4.3.2 Except pursuant to this Agreement and as set forth in Schedule 4.3 hereto, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investors in writing of any additional warrants granted prior to the Closing Date.

4.3.3 The Company on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investor, the Preferred Stock hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon conversion of the Preferred Stock or exercise of the Warrants, the Investor will acquire good and marketable title to the Shares , free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except as otherwise provided in this Agreement as to the limitation on the voting rights of such Shares in certain circumstances.

4.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Preferred Stock, and the Warrants, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of their respective obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of the Company; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by the Company or any of its properties or assets is bound. Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

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4.6 Audited Report and Financial Statements. The Company will provide to the Investor the audited financial statements of the Company as of August 31, 2006 and for the period from inception of the Company to August 31, 2006 (collectively, the “Financial Statements”) prior to the release of funds by the escrow agent pursuant to the Escrow Agreement. The balance sheet contained in such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company, as of its date, and the statement of income and changes in stockholders’ equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents, changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments. The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

4.7 Compliance with Applicable Laws. The Company is not in violation of, or, to the knowledge of the Company, under investigation with respect to, or has been given notice or has been charged with the violation of, any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8 Brokers. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9 Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

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4.10 Exemption from Registration. Subject to the accuracy of the Investor’s representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Common Stock and Warrants by the Company to the Investor will not require registration under the 1933 Act, but may require registration or an exemption from registration under New York state securities law if applicable to the Investor. When validly converted in accordance with the terms of the Preferred Stock, and upon exercise of the Warrants in accordance with their terms, the Shares underlying the Preferred Stock and the Warrants will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Preferred Stock and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities “blue sky” laws depending upon the residency of the Investor.

4.11 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Preferred Stock or Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock or Warrants, under the 1933 Act, except as required herein.

4.12 No Material Adverse Effect. Except as set forth in Schedule 4.12 attached hereto, since June 30, 2006, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since June 30, 2006, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company, but which has not been so publicly announced or disclosed in writing to the Investor.

4.13 Material Non-Public Information. The Company has not disclosed to the Investor any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof, but which has not been so disclosed.

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4.14 Internal Controls And Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

4.15 Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.16 Independent Board. . Not later than 30 days after the Closing, the Board of Directors of the Company shall consist of five directors, three of whom shall be independent as such term is defined in Rule 4200(a)(15) promulgated by the National Association of Securities Dealers, Inc. (the “NASD”).. Not later than 30 days after the Closing Date of this Agreement, the Board of Directors shall have an Audit and Compensation Committees of the Board of Directors of the Company comprised of independent directors.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company that:

5.1 Organization and Standing of the Investor. The Investor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address. The Investor was not formed for the purpose of investing solely in the Preferred Stock, the Warrants or the shares of Common Stock which are the subject of this Agreement.

5.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

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5.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor's limited partnership agreement or certificate of limited partnership or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4 Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience (or the experience of its officers, employees and partners) as an investor and its (or its officers’ employees’ or partners’) knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5 Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

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5.6 Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.7 Knowledge of Company. The Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8 Risk Factors. The Investor understands that such Investor’s investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

5.9 Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

5.10 Payment of Due Diligence Expenses. At Closing the Escrow Agent shall disperse to the Investor Eighty-Five Thousand Dollars ($85,000.00) for due diligence expenses.

ARTICLE VI

COVENANTS OF THE COMPANY

6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.

6.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Shares underlying the Preferred Stock and Warrants.

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6.3 Compliance with Laws. The Company hereby agrees to comply in all respects with the Company's reporting, filing and other obligations under the Laws.

6.4 Filing of Registration Statement on Form SB-2. As provided in the Registration Rights Agreement, on the day after the Closing Date, the Company shall file with the SEC a Registration Statement on Form SB-2 (the “SB-2”) covering the resale by the Investor of all Shares that may be acquired by the Investor upon conversion of the Preferred Stock and exercise of the Warrants. The Company shall comply in all respects with its periodic reporting and filing obligations under the 1934 Act. The Company will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the 1934 Act until the Investor has disposed of all of its Shares.

6.5 Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6 OTC Bulletin Board Qualification.. As soon as practicable after the SB-2 is declared effective, the Company shall use reasonable commercial efforts to have its Common Stock quoted on the OTC Bulletin Board and to maintain such qualification.

6.7 Preferred Stock. On or prior to the Closing Date, the Company will cause to be cancelled all preferred stock of the Company, if any. Without the prior written consent of the Investor, such consent not to be unreasonably withheld, for a period of five yearsfrom the Closing Date, the Company will not issue any preferred stock of the Company, except for the Preferred Stock issued to the Investor.

6.8 Convertible Debt. On or prior to the Closing Date, the Company will cause to be cancelled all convertible debt in the Company. Without the prior written consent of the Investor, such consent not to be unreasonably withheld, for a period of five years from the closing the Company will not issue any convertible debt.

6.9 Debt Limitation. Without the prior written consent of the Investor, such consent not to be unreasonably withheld, for five years after Closing the Company shall not to enter into any new borrowings of more than twice as much as the sum of the EBITDA from recurring operations over the past four quarters.

6.10 Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued. For a period of five years from the closing the Company will not enter into any transactions that have any reset features that could result in additional shares being issued.

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6.11 Independent Directors. On or before 30 days after the Closing Date, the Company shall have caused the appointment of the majority of the board of directors to be qualified independent directors, as defined in NASD Rule 4200(a)(15). If at any time after Closing the board shall not be composed in the majority of qualified independent directors, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to twenty eight percent (22%) of the Purchase Price per annum, payable monthly in cash or Preferred Stock at the option of the Investor. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.11 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to appoint at least two independent directors in accordance with the provision hereof.

6.12 Independent Directors Become Majority of Audit and Compensation Committees. On or before 30 days after the Closing Date, the Company will cause the appointment of a majority of independent directors to the audit and compensation committees of the board of directors of the Company. . If at any time after Closing such independent directors do not compose the majority of the audit and compensation committees, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to twenty eight percent (22%) of the Purchase Price per annum, payable monthly in cash or Preferred Stock at the option of the Investor. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to this Agreement.

6.13 Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock and the Warrants (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of such securities) for product rights, working capital and acquisitions.

6.14 Preemptive Right on Certain Issuances.

(a) Grant of Rights. Provided that this Agreement is consummated on or before September 6, 2006, for a period of two years after the Closing Date, the Company hereby grants to the Investor the right to purchase, pro rata, all (or any part) of any New Securities (as defined in Section 6.14(i) below) that the Company may, from time to time during such period, propose to sell or issue. The Investor's pro rata share of the New Securities (its “Pro Rata Amount”) for purposes of this Section 6.14, is equal to the ratio of (i) the number of shares of Common Stock then issuable to the Investor assuming all of the Preferred Stock held by the Investor is converted and all of the Warrants held by the Investor are exercised in accordance with their respective terms (the “Investor’s Shares”) to (ii) the sum of (A) the total number of shares of the Common Stock issued and outstanding as of the date of such determination, plus (B) the total number of Investor Shares .

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(b) Notice. The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any New Securities unless the Company shall deliver to the Investor a written notice of any proposed or intended issuance, sale or exchange of New Securities (the "Preemptive Offer"), which Preemptive Offer shall (i) identify and describe the New Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the New Securities to be issued, sold or exchanged, (iii) identify the persons or entities, if known, to which or with which the New Securities are to be offered, issued, sold or exchanged and (iv) offer to issue and sell to or exchange with such Investor such Investor's Pro Rata Amount. The Investor shall have the right, for a period of 15 days following delivery of the Preemptive Offer, to purchase or acquire, at a price and upon the other terms specified in the Preemptive Offer, the number or amount of New Securities described above. The Preemptive Offer by its terms shall remain open and irrevocable for such 15-day period.

(c) Acceptance of Preemptive Offer. To accept a Preemptive Offer, in whole or in part, a Investor must deliver a written notice to the Company prior to the end of the 15-day Preemptive Offer period, setting forth the portion of the Investor's Pro Rata Amount that such Investor elects to purchase (the "Notice of Acceptance").

(d) Company Sales of Refused Securities. The Company shall have 180 days from the expiration of the period set forth in Section 6.14(c) above to issue, sell or exchange all or any part of such New Securities as to which a Notice of Acceptance has not been given by the Investor (the "Refused Securities"), but only upon terms and conditions that are not materially more favorable to the purchaser of such New Securities as described in the Preemptive Offer. Notwithstanding anything contained in this Section 6.14 to the contrary, the Preemptive Offer need not be given prior to the purchase by the party intending to purchase the New Securities described in the Preemptive Offer; provided that (i) such Preemptive Offer is sent within five (5) days after the sale to such party is consummated and remains open for a fifteen (15) day period from the receipt thereof, (ii) the Company has set aside a number of shares sufficient to satisfy the obligations of the Company pursuant to this Section 6.14, and (iii) such New Securities purchased by the party intending to purchase the New Securities described in the Preemptive Offer are not considered for purposes of determining each Investor's Pro Rata Amount pursuant to Section 6.14(a) hereof.

(e) Completion of Purchase. Upon the closing of the issuance, sale or exchange of all or less than all the Refused Securities, the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of New Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Preemptive Offer. The purchase by the Investor of any New Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor or like investors of a purchase agreement relating to such New Securities reasonably satisfactory in form and substance to the Investor and the Company.

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“New Securities” Defined. “New Securities” means (a) any shares of Common Stock, preferred stock or other equity securities of the Company, whether now authorized or not issued after the date hereof; and (b) any options, warrants, convertible notes, or similar rights issued after the date hereof that are or may become convertible into or exercisable or exchangeable for, or that carry rights to subscribe for, any equity securities of the Company (each, a “Derivative Security”); provided, however, that the term “New Securities” does not include (i) securities issued pursuant to the acquisition of another entity by the Company by merger, consolidation, amalgamation, exchange of shares, the purchase of all or substantially all of the assets, or otherwise; (ii) options issued to any directors or employees of, or consultants to, the Company or its subsidiaries pursuant to any incentive stock plan or other form of incentive compensation approved by the Company’s Board of Directors (whether now authorized or not) and all shares of Common Stock issued upon the exercise thereof; (iii) shares of Common Stock issued upon the exercise of or conversion of any Derivative Security that is outstanding on the date hereof; (iv) shares of Common Stock or other securities issued upon the exercise or conversion of any Derivative Security as to which the Preemptive Offer has already been made or is otherwise exempt from this Section; (v) shares of Common Stock or other capital stock issued to the Company’s stockholders upon any stock split, stock dividend, combination or other similar event with respect to the Company’s Common Stock or other capital stock; and (vi) securities of any type issued (a) to any broker, finder or agent acting on behalf of the Company in satisfaction of commission payments (whether now due and owing or not) or (b) for services rendered to the Company at any time (including, without limitation, in connection with financing activities) and, to the extent that any such securities constitute Derivative Securities, the shares of Common Stock that are issued upon the exercise or conversion thereof.

6.15 Price Adjustment. From the date hereof until the expiration of 48 months after the Closing Date or until the Investor owns less than 5% of their Preferred Stock, whichever occurs first, if the Company closes on the sale of a note or notes, shares of Common Stock, or shares of any class of Preferred Stock at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock, that is less than the Conversion Value (as such term is defined in and adjusted pursuant to the Certificate of Designations the Company shall make a post-Closing adjustment in the Conversion Value so that the Conversion Value is reduced to price per share of Common Stock or conversion price of the securities sold.

6.16 Price Adjustment Based on 2006 and 2007 Earnings Per Share.

6.16.1
In the event the Company earns between $0.0306 and $0.0187 (40% Decline) per share (where such earnings in the paragraph shall always be defined as earnings on a pre tax fully diluted basis as reported in the audited financial statements of the Company for the three months ended December 31, 2006 from continuing operations before any non-recurring items (the “2006 Audited Financials”)), the then current Conversion Value at the time the 2006 Audited Financials are filed with the SEC shall be decreased proportionally by 0% if the earnings are $0.0306 per share or greater and by 40% if the earnings are $0.0187 per share or less. For example, if the earnings are $0.0229 per share (25% decline) the then current Conversion Value shall be reduced by 25%. Such adjustment shall be made within five (5) business days of the 2006 Audited Financials being filed with the SEC, and shall be cumulative upon any other changes to Conversion Value that may already have been made.

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6.16.2
In the event the Company earns between $0.19 and $0.1446 (25% Decline) per share (where such earnings in the paragraph shall always be defined as earnings on a pre tax fully diluted basis as reported in the audited financial statements of the Company for the fiscal year ended December 31, 2007 from continuing operations before any non-recurring items (the “2007 Audited Financials”)) the then current Conversion Value at the time the 2007 Audited Financials are filed with the SEC shall be decreased proportionally by 0% if the earnings are $0.19 per share or greater and by 25% if the earnings are $0.1446 per share or less. For example, if the earnings are $0.163 per share (15% decline) the then current Conversion Value shall be reduced by 15%. Such adjustment shall be made within five (5) business days of the 2007 Audited Financials being filed with the SEC, and shall be cumulative upon any other changes to Conversion Value to that may already have been made.

6.16.3
For purpose of determining EBITDA Per Share on a fully-diluted basis, all shares of Common Stock issuable upon conversion of convertible securities and upon exercise of warrants and options shall be deemed to be outstanding, regardless of whether (i) such shares are treated as outstanding for determining diluted earnings per share under GAAP, (ii) such securities are “in the money,” or (iii) such shares may be issued as a result of the 4.9% Limitation. The per share amounts set forth in Sections 6.16.1 and 6.16.2 of this Agreement shall be adjusted in accordance with GAAP to reflect any stock dividend, split, distribution, reverse split or combination of shares or other recapitalization.

6.17 Insider Selling. The earliest any “Insiders” can start selling their shares shall be one year from the date the registration statement is declared effective. Insiders shall include all officers and directors of the Company. Andrew Barron Worden and the Investor shall not be considered “Insiders”.

6.18 Employment and Consulting Contracts. For five years after the Closing Company must have a unanimous opinion from the Compensation Committee of the Board of Directors that any awards other than salary are usual, appropriate and reasonable for any officer, director, employee or consultant holding a similar position in other fully reporting public companies with independent majority boards with similar market capitalizations in the same industry with securities listed on the OTCBB, ASE, NYSE or NASDAQ.

6.19 Subsequent Equity Sales. From the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.17 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

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6.20 Stock Splits. All forward and reverse stock splits shall effect all equity and derivative holders proportionately.

ARTICLE VII

COVENANTS OF THE INVESTOR

7.1 Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company's Common Stock is listed.

7.2 Transfer Restrictions. The Investor acknowledges that (1) the Preferred Stock, Warrants and shares underlying the Preferred Stock and Warrants have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Stock, Warrants and shares underlying the Notes and Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Preferred Stock, Warrants and shares underlying the Preferred Stock and Warrants made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

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7.3 Restrictive Legend. The Investor acknowledges and agrees that the Preferred Stock, the Warrants and the Shares underlying the Preferred Stock and Warrants, and, until such time as the Shares underlying the Preferred Stock and Warrants have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

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ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

8.2 Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3 Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

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ARTICLE IX

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.2 Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3 Compliance with Covenants . The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date

10.1.1 by mutual written consent of the Investor and the Company;

10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

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10.2 Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease; provided that in the event of a Terminating Breach, the breaching party shall be liable to the non-breaching party for all costs and expenses incurred by the non-breaching party not to exceed $50,000.00.

10.3 Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.4 Waiver. At any time prior to the Closing Date, the Company or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

ARTICLE XI

GENERAL PROVISIONS

11.1 Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay Investor such due diligence expenses as described in section 5.10.

11.2 Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of a breach of this Agreement by the Company, the Investor shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder. The indemnification by the Investor shall be limited to $50,000.00.

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11.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

100 Field Drive, Suite 240
Lake Forest, Illinois 60045
Attention: President

With a copy to:

Guzov Ofsink, LLC
600 Madison Avenue
New York, New York 10022
Facsimile No.: 212-688-7273
Attn: Darren Ofsink, Esq.

If to the Investor:

Barron Partners L.P.
c/o Barron Capital Advisors, LLC
730 Fifth Avenue, 25th Floor
New York, New York 10019
Attn: Andrew Barron Worden

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11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10 Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11 Preparation and Filing of SEC filings. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

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11.12 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14 Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
LAB123 CORPORATION AND BARRON PARTNERS LP
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IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

THE COMPANY:

LAB123, INC.

By: Title:	/s/ Michael Sosnowik CEO

INVESTOR:

BARRON PARTNERS LP By: Barron Capital Advisors, LLC, its General Partners

/s/ Andrew Barron Worden

Andrew Barron Worden President 730 Fifth Avenue, 25th Floor New York NY 10019

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
LAB123 CORPORATION AND BARRON PARTNERS LP
PAGE27 OF 34

Schedule A

NAME AND ADDRESS	AMOUNT OF INVESTMENT	NUMBER OF SHARES OF COMMON STOCK INTO WHICH PREFERRED STOCK IS CONVERTIBLE	NUMBER OF SHARES UNDERLYING WARRANTS
Barron Partners LP 730 Fifth Avenue, 9th Floor New York, New York 10019 Attn: Andrew Barron Worden	$2,000,000.00	3,774,000	A: 1,887,000 B: 1,887,000 Total: 3,774,000

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
LAB123 CORPORATION AND BARRON PARTNERS LP
PAGE28 OF 34

Schedule 4.3.2 - Capitalization

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
LAB123 CORPORATION AND BARRON PARTNERS LP
PAGE29 OF 34

Schedule 4.8 - List of Brokers

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
LAB123 CORPORATION AND BARRON PARTNERS LP
PAGE30 OF 34

Exhibit A

Form of Certificate of Deisgnation of Preferences, Rights and Limitations

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
LAB123 CORPORATION AND BARRON PARTNERS LP
PAGE31 OF 34

Exhibit B

Registration Rights Agreement

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
LAB123 CORPORATION AND BARRON PARTNERS LP
PAGE32 OF 34

Exhibit C

Warrants

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
LAB123 CORPORATION AND BARRON PARTNERS LP
PAGE33 OF 34

Exhibit D

Escrow Agreement

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
LAB123 CORPORATION AND BARRON PARTNERS LP
PAGE34 OF 34